UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

As previously disclosed, on March 18, 2009, Chemtura Corporation (the “Company” or “Chemtura”) and certain of its subsidiaries organized in the United States (collectively, the “Debtors”) filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On that same date, the Debtors entered into a Senior Secured Super-Priority-Debtor-in-Possession Credit Agreement (as amended from time to time, the “DIP Credit Agreement”) with Citibank N.A. and other lenders.  The Bankruptcy Court approved the Debtors’ entry into the DIP Credit Agreement on a final basis on April 29, 2010.  The DIP Credit Agreement provided for a first priority and priming secured revolving and term loan credit commitment of up to an aggregate of $400 million.

On February 4, 2010, the Debtors filed a motion (the “Motion”) seeking Bankruptcy Court approval of an Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “Amended and Restated DIP Credit Facility” or “Amended and Restated DIP Credit Agreement”) by and among the Debtors, Citibank N.A. and the other lenders party thereto.  The Amended and Restated DIP Credit Agreement, in the form attached to the Motion filed with the Bankruptcy Court, provides for a first priority and priming secured revolving and term loan credit commitment of up to an aggregate of $450 million.  The proceeds of the loans and other financial accommodations incurred under the Amended and Restated DIP Credit Agreement will be used to, among other things, refinance the obligations outstanding under the DIP Credit Agreement and provide working capital for general corporate purposes.  A hearing on the Motion will be held before the Bankruptcy Court on February 9, 2010.

The Amended and Restated DIP Credit Agreement matures on the earlier of 364 days, the effective date of a reorganization plan or the date of termination in whole of the Commitments (as defined in the Amended and Restated DIP Credit Agreement).

The Amended and Restated DIP Credit Agreement is comprised of the following:  (i) a $300 million non-amortizing term loan and (ii) a $150 million revolving credit facility.  In addition, a letter of credit sub-facility for letters of credit in an aggregate amount not to exceed the lesser of the issuing bank’s letter of credit commitments at such time and $50 million.

The obligations of the Company as borrower under the Amended and Restated DIP Credit Agreement are guaranteed by the Company’s other subsidiaries who are Debtors in the Chapter 11 cases, which own substantially all of the Company’s U.S. assets.  The obligations must also be guaranteed by each of the Company’s subsidiaries that becomes party to a chapter 11 case, subject to certain specified exceptions.

All amounts owing by the Company and the guarantors under the Amended and Restated DIP Credit Agreement and certain hedging arrangements and cash management services are secured, subject to a carve-out as set forth in the Amended and Restated DIP Credit Agreement (the “Carve-Out”), for professional fees and expenses (as well as other fees and expenses customarily subject to such Carve-Out), by (i) a first priority perfected pledge of (a) all notes owned by the Company and the guarantors and (b) all capital stock owned by the Company and the guarantors (subject to certain exceptions relating to their respective foreign subsidiaries) and (ii) a first priority perfected security interest in all other assets owned by the Company and the guarantors, in each case, junior only to liens as set forth in the Amended and Restated DIP Credit Agreement and the Carve-Out.

Availability of credit under the Amended and Restated DIP Credit Agreement is equal to (i) the lesser of (a) the Borrowing Base (as defined below) at such time and (b) the effective aggregate commitments at such time under the Amended and Restated DIP Credit Agreement minus (ii) the aggregate amount of advances under the Amended and Restated DIP Credit Agreement and any undrawn or unreimbursed letters of credit.  “Borrowing Base” is the sum of (i) 80% of the Debtors’ eligible accounts receivable, plus (ii) the lesser of (a) 85% of the “net orderly liquidation value percentage” (as defined in the Amended and Restated DIP Credit Agreement) of the Debtors’ eligible inventory and (b) 75% of the cost of the Debtors’ eligible inventory, plus (iii) $275 million, less certain reserves.

Borrowings under the $150 million revolving credit facility bear interest at a rate per annum equal to, at the Company’s election, (i) 3.25% plus the Base Rate (as defined in the Amended and Restated DIP Credit Agreement) or (ii) 4.25% plus the Eurodollar Rate (as defined in the Amended and Restated DIP Credit Agreement).  Borrowings under the $300 million term loan bear interest at a rate per annum equal to, at the Company’s election, (i) 3.0% plus the Base Rate or (ii) 4.0% plus the Eurodollar Rate.  The Amended and Restated DIP Credit Agreement provides that the Base Rate and Eurodollar Rate shall not be less than 3.0% and 2.0%, respectively.  Additionally, the Company will pay an unused commitment fee of 1.0% per annum on the average daily unused portion of the revolving facilities and a letter of credit fee on the average daily balance of the maximum daily amount available to be drawn under letters of credit equal to the applicable margin above the Eurodollar Rate applicable for borrowings under the applicable revolving facility.

The Amended and Restated DIP Credit Agreement requires the Debtors to meet the following financial covenants:  (a) minimum cumulative monthly earnings before interest, taxes, and depreciation (“EBITDA”), after certain adjustments, on a consolidated basis; (b) a maximum variance of the weekly cumulative cash flows of the Debtors, compared to an agreed upon forecast; (c) minimum borrowing availability of $20 million; and (d) maximum quarterly capital expenditures.  In addition, the Amended and Restated DIP Credit Agreement contains covenants which, among other things, limit the incurrence of additional debt, operating leases, issuance of capital stock, issuance of guarantees, liens, investments, disposition of assets, dividends, certain payments, mergers, change of business, transactions with affiliates, prepayments of debt, repurchases of stock and redemptions of certain other indebtedness and other matters customarily restricted in such agreements.

The Amended and Restated DIP Credit Agreement contains events of default, including, among others, payment defaults, breaches of representations and warranties, and covenant defaults.

On February 4, 2010, the Company issued a press release announcing the Amended and Restated DIP Credit Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

	By:	/s/ Billie S. Flaherty
	Name:	Billie S. Flaherty
	Title:	SVP, General Counsel & Secretary

Date: February 4, 2010

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release dated February 4, 2010